Exhibit 32.2

ALLIANCE GAMING CORPORATION

FORM 10-Q

March 31, 2005

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2004

In connection with the Quarterly Report of Alliance Gaming Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven M. Des Champs, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  May 9, 2005

/s/ Steven M. Des Champs
Steven M. Des Champs
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)